Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. §1350

Each of the undersigned hereby certify that this quarterly report on Form 10-Q for the three-month period ended March 31, 2015, as filed with the Securities and Exchange Commission on the date hereof, to the best of my knowledge, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Compass Minerals International, Inc.

COMPASS MINERALS INTERNATIONAL, INC.

April 28, 2015	/s/ FRANCIS J. MALECHA
Francis J. Malecha
President and Chief Executive Officer

/s/ MATTHEW J. FOULSTON
Matthew J. Foulston
Chief Financial Officer